UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 14, 2006
Advanced Viral Research Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-18293	59-2646820

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

200 Corporate Boulevard South, Yonkers, New York	10701

(Address of principal executive offices)	(Zip Code)
(914) 376-7383
(Registrants’ telephone number, including area code)
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement
     On February 14, 2006, the Board of Directors of Advanced Viral Research Corp. (the “Company”), approved a cash bonus payment of $87,500 to Dr. Elma S. Hawkins, its outgoing President and Chief Executive Officer, with respect to the year ended December 31, 2005. The bonus is payable in three equal installments of $29,166.66 on February 21, 2006, March 21, 2006 and April 21, 2006.
     On February 17, 2006, the Company entered into a Consulting Agreement with Dr. Hawkins which provides that Dr. Hawkins shall provide consulting services to the Company on such matters pertaining to the business of the Company as may, from time to time, be requested of her by the Chairman of the Board of Directors of the Company or his designee. Dr. Hawkins shall receive a consulting fee of $325 per hour for her consulting services. The initial term of the Consulting Agreement shall be for 90 days commencing on February 17, 2006. The initial term shall be automatically extended by successive sixty (60) day periods unless either the Company or Dr. Hawkins notifies the other in writing of its intent not to extend the term within 10 days of the end of the then existing term. A copy of the Consulting Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 7.01. Regulation FD Disclosure
     On February 21, 2006, a Chairman’s Letter to Shareholders was posted on the Company’s website www.adviral.com. A copy of the Chairman’s Letter to Shareholders is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, the Chairman’s Letter to Shareholders shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
99.1	Consulting Agreement dated February 17, 2006 by and between Advanced Viral Research Corp. and Dr. Elma S. Hawkins
99.2	Chairman’s Letter to Shareholders of Advanced Viral Research Corp. dated February 21, 2006 from the Chairman of the Board of Directors, Eli Wilner.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Date: February 21, 2006	ADVANCED VIRAL RESEARCH CORP. (Registrant)
	By:	/s/ Eli Wilner
Eli Wilner, President and Chief Executive Officer

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